Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Cablevision Systems Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-71965 and 333-165887) on Form S-3 and in the registration statements (Nos. 333-79485, 333-57924, 033-36282-99, 333-41349-99, 333-57922, 333-134260, 333-159451 and 333-134259) on Form S-8 of Cablevision Systems Corporation of our report dated February 26, 2014, with respect to the consolidated balance sheets of Cablevision Systems Corporation and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, stockholders’ deficiency, and cash flows for each of the years in the three-year period ended December 31, 2013 and the related financial statement schedule listed in Item 15(a)(2), and our report dated February 26, 2014, with respect to the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in this combined annual report on Form 10-K of Cablevision Systems Corporation and CSC Holdings, LLC dated February 26, 2014.

/s/ KPMG LLP

Melville, New York
 February 26, 2014